OPTION TO PURCHASE REAL PROPERTY


       1. In consideration of Two Thousand and no/100 Dollars ($2,000.00) paid to Alan J. Aste, 3999 Forrest, Memphis, Tennessee 38122, hereinafter referred to as "Seller", receipt of which is hereby acknowledged, Seller hereby gives and grants to Penn National Gaming, Inc., 825 Berkshire Boulevard, Wyomissing, Pennsylvania, 19610, hereinafter referred to as "Purchaser", and/or its assigns, the exclusive option to purchase the 18 acre real property of Seller situated in the City of Memphis, County of Shelby, State of Tennessee, and particularly described on Exhibit A which is attached hereto and made a part hereof by reference.

       2. Exercise of the option to purchase is at the sole discretion of Purchaser.

       3. The period of duration of the option is thirty (30) days from the date hereof.

       4. However, Purchaser is also granted additional options of up to three hundred thirty (330) additional days. Said options will be granted upon receipt of the sum of $2,000.00 per 30 day period. The first $2,000.00 must be tendered to Seller before the expiration of the first thirty (30) day option, and each additional $2,000.00 must be tendered to Seller before the expiration of each succeeding thirty (30) day period. The sum of $22,000.00 shall be deposited with an Escrow Agent in Memphis, Tennessee within fourteen (14) days of the date of this Agreement. Said Escrow Agent shall be chosen by mutual agreement of the parties, in writing. Said funds shall be placed in an interest bearing account.

       5. Upon failure of Purchaser to exercise this option to purchase the property, the aforementioned $2,000.00 and any additional option monies paid to Seller shall be the sole property of Seller, and there shall be no further liability of the parties under this agreement, one to the other.

       6. In the event Purchaser exercises its option to purchase the property, all option payments, mentioned herein, will be applied to the purchase price.

       7.      The purchase price of the subject property is



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$27,500.00 per acre,  assuming 18 acres,  subject to survey, of which all option money is a part. Said sum shall be paid to Seller, in certified funds, at closing. Survey shall be at the expense of the Seller.

       8. If the Purchaser elects to exercise its option granted herein, the Purchaser shall notify the Seller, in writing, United States Mail, postage prepaid and/or hand delivery, to Seller's address shown above prior to midnight on the day the option or any extension thereon expires.

       9. The closing of the purchase shall be within thirty (30) days of the notice, by Purchaser to Seller, that Purchaser desires to exercise the option granted herein.

       10. At closing, Seller will deliver to Purchaser a good and valid Warranty Deed on forms customarily used in Memphis, Shelby County, Tennessee, wherein the Seller will warrant that there are no liens or encumbrances on said property, except any subdivision or other restrictions of record, and any property taxes levied by the City of Memphis or County of Shelby. Seller will not grant any easements or other encumbrances on the property after the date of this Agreement.

       11. Any property taxes for years prior to the tax year of closing shall be paid by Seller; the property taxes for the year of closing shall be prorated between the Seller and the Purchaser, as of the date of closing. Any Greenbelt taxes shall be paid by Seller. Any billboard leases will be assigned to Purchaser. All tax liens, and liens of Deeds of Trust, will be removed, at the sole expense of the Seller. Any labor and materialman liens will be removed, at the sole expense of the Seller.

       12. If Seller is unable to deliver the good and sufficient Warranty Deed, as aforementioned, the option money paid herein shall be immediately returned to Purchaser.

       13. If Seller desires to exchange this property to qualify for Section 1031 treatment, by Internal Revenue Service, Purchaser will attempt to cooperate, but this option is not contingent thereon, and closing will not be delayed.

       14. At Purchaser's option, Purchaser may proceed against Seller for specific performance of this Option Contract, and if suit is necessary, Seller agrees to pay all reasonable costs incurred by Purchaser, including a reasonable attorney fee.



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       Executed in duplicate originals as of the 20th day of June, 1997.

SELLER

By: /s/ Alan J. Aste
ALAN J. ASTE


PURCHASER


By: /s/ William J. Bork
PENN NATIONAL GAMING, INC.



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




                                                      Individual Acknowledgement


STATE OF TENNESSEE

COUNTY OF SHELBY

       Personally appeared before me, a Notary Public in and for said State and County, Alan J. Aste, Individually and as Attorney- in-Fact for Devisees of Roosevelt Boyland, the within named bargainor, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that she executed the within Instrument for the purposes therein contained.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                             By: /s/ Dorothy A.
Kanlandingham
                                  Notary Public

My Commission Expires:

August 22, 2000




                                                       Corporate Acknowledgement

STATE OF PENNSYLVANIA

COUNTY OF BERKS


       I hereby certify that on this day before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgements, personally appeared William J. Bork , to me known to be the person described in and who executed the foregoing instrument as President of Penn National Gaming, Inc., a corporation named therein, and acknowledged before me that he executed the same as such officer, in the name of and for and on behalf of the said corporation.




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


       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 23rd day of June, 1997.



                                       By: /s/ Susan M. Montgomery

                                                   Notary Public

My Commission Expires:

June 7, 1999